EXHIBIT 99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                                     Nine Months Ended          Three Months Ended
                                   9/30/2005     9/30/2004     9/30/2005     9/30/2004
Interest Income                  $26,469,615   $23,578,700   $ 9,174,220   $ 8,178,247
Interest Expense                   5,367,309     3,599,911     2,025,155     1,251,265
                                 -----------   -----------   -----------   -----------
Net Interest Income               21,102,306    19,978,789     7,149,065     6,926,982
Other Income                       7,224,937     6,258,888     2,245,868     2,125,930
Less: Other Operating Expenses    18,079,237    17,743,950     6,159,694     5,848,845
                                 -----------   -----------   -----------   -----------
Income Before Income Taxes        10,248,006     8,493,727     3,235,239     3,204,067
Provision for Income Taxes         3,311,000     2,537,000     1,014,000     1,032,000
Net Income                       $ 6,937,006   $ 5,956,727   $ 2,221,239   $ 2,172,067
                                 ===========   ===========   ===========   ===========
Net Income Per Common Share      $      0.82   $      0.72   $      0.26   $      0.26


BALANCE SHEET (unaudited) September 30, 2005 and 2004

ASSETS                                       2005             2004        LIABILITIES & EQUITY             2005            2004
Cash and Due                            $  28,511,344    $  28,387,232    Non Interest Bearing        $ 161,786,696   $ 161,781,437
Investment Securities                     140,673,843      152,348,851    Interest Bearing              430,831,956     406,274,989
                                                                                                      -------------   -------------
Federal Funds Sold                                  -                -    Total Deposits                592,618,652     568,056,426
                                                                                                      -------------   -------------
Total Loans                               511,970,638      459,122,904    Short Term Debt                20,963,092      10,309,523
Reserve for Loan Losses                    (5,521,751)      (5,545,744)   Other Liabilities               1,801,452       1,650,416
                                        -------------    -------------                                -------------   -------------
Net Loans                                 506,448,887      453,577,160    Total Liabilities             615,383,196     580,016,365
Bank Premises & Equipment                  20,795,806       20,915,187    Common Stock                    8,566,273       8,369,959
Cash surrender value of life insurance     10,654,503       10,271,451    Additional Paid-In Capital     20,329,389      16,704,360
Other Assets                                5,805,824        5,251,292    Retained Earnings              68,611,349      65,660,489
                                        -------------    -------------                                -------------   -------------
                                                                                                         97,507,011      90,734,808
                                                                                                      -------------   -------------
Total Assets                            $ 712,890,207    $ 670,751,173    Total Liabilities & Equity  $ 712,890,207   $ 670,751,173
                                        =============    =============                                =============   =============

                                 Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair MarketValue" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

     July 2005      $   19.35          July 2004         19.40
     April 2005         19.60          April 2004        19.40
     January 2005       19.50          January 2004      19.40
     October 2004       19.40          October 2003      19.20